
                                                                                                                         Exhibit 20f
Metris Receivables, Inc.                                          Metris Master Trust                                 Monthly Report
Securityholders' Statement                                           Series 2004-1                                          Oct-2005

Section 5.2                                                                 Class A                Class B                 Total
(i)  Security Amount                                                     200,000,000.00        27,272,728.00         227,272,728.00
(ii)  Security Principal Distributed                                               0.00                   --                   0.00
(iii)  Security Interest Distributed                                         760,888.89                   --             760,888.89
        Security Interest Distributed based on $1,000 per Security            3.8044444                   --              3.8044444
(iv)  Principal Collections                                               14,274,217.24         1,946,484.22          16,220,701.46
(v)  Finance Charge Collections                                            4,695,403.82           640,282.35           5,335,686.17
       Recoveries                                                            165,682.44            22,593.06             188,275.50
       Principal Funding Account Investment Earnings                               0.00                 0.00                   0.00
       Accumulation Period Reserve Account Investment Earnings                     0.00                 0.00                   0.00
         Total Finance Charge Collections                                  4,861,086.26           662,875.41           5,523,961.67
                       Total Collections                                  19,135,303.50         2,609,359.63          21,744,663.13
(vi)  Aggregate Amount of Principal Receivables                                      --                   --       5,449,941,497.51
       Invested Amount (End of Month)                                    200,000,000.00        27,272,728.00         227,272,728.00
       Floating Allocation Percentage                                         3.6697642%           0.5004224%             4.1701866%
       Fixed/Floating Allocation Percentage                                   3.6697642%           0.5004224%             4.1701866%
       Invested Amount (Beginning of Month)                              200,000,000.00        27,272,728.00         227,272,728.00
       Average Daily Invested Amount                                                 --                   --         227,272,728.00
(vii)  Receivable Delinquencies (As a % of Total Receivables)                        --                   --                     --
       Current                                                                       --                87.18%      4,988,614,992.63
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                    --                 4.51%        258,161,638.31
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                   --                 2.40%        137,169,496.11
       90 Days and Over (60+ Days Contractually Delinquent)                          --                 5.91%        338,472,674.21
                       Total Receivables                                             --               100.00%      5,722,418,801.26
(viii)  Aggregate Investor Default Amount                                            --                   --           2,766,293.41
         As a % of Average Daily Invested Amount                                     --                   --                     --
        (Annualized based on 365 days/year)                                          --                   --                  14.33%
(ix)  Charge-Offs                                                                  0.00                 0.00                   0.00
(x)  Servicing Fee                                                                   --                   --             386,052.31
(xi)  Unreimbursed Redirected Principal Collections                                  --                   --                   0.00
(xii)  Excess Funding Account Balance                                                --                   --                   0.00
(xiii)  New Accounts Added                                                           --                   --                103,097
(xiv)  Average Gross Portfolio Yield                                                 --                   --                  28.62%
         Average Net Portfolio Yield                                                 --                   --                  14.29%
(xv)  Minimum Base Rate                                                              --                   --                   6.28%
        Excess Spread                                                                --                   --                   8.01%
(xvi)  Principal Funding Account Balance                                             --                   --                   0.00
(xvii)  Accumulation Shortfall                                                       --                   --                   0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period              --                   --             March 2006
        Accumulation Period Length                                                   --                   --                    N/A
(xix)  Principal Funding Account Investment Proceeds Deposit                         --                   --                   0.00
        Required Reserve Account Amount                                              --                   --                   0.00
        Available Reserve Account Amount                                             --                   --                   0.00
        Covered Amount                                                               --                   --                   0.00
(xx)  Aggregate Interest Rate Caps Notional Amount                                   --                   --         200,000,000.00
        Deposit to the Caps Proceeds Account                                         --                   --                   0.00
(xxi)  Policy Claim Amount                                                           --                   --                   0.00
(xxii)  Net Excess Spread Trigger Event Occurrence                                   --                   --                    N/A
          Invested Amount                                                            --                   --         227,272,728.00
          Current One Month Excess Spread (%)                                        --                   --                   8.01%
          Current Three Month Average Excess Spread (%)                              --                   --                   8.68%
          Required Spread Account Deposit (%)                                        --                   --                   6.75%
          Note Reserve Maximum as of 11/17/05 ($)                                    --                   --             15,340,909
              Note Reserve A/C,  Beginning Balance, 10/01/05                         --                   --             15,340,909
              Current Month Deposits                                                 --                   --                      0
              Current Month Releases                                                 --                   --                      0
          Note Reserve Account, Ending Balance, 10/31/05                             --                   --             15,340,909